Exhibit 10.11 - Second Amended Employment Agreement between the Company and Philip M. Cohen

                       SECOND AMENDED EMPLOYMENT AGREEMENT

      THIS SECOND AMENDED EMPLOYMENT AGREEMENT, made this 11th day of August, 2006, by and between Philip Cohen, an individual currently residing at 17324 Whirley Road, Lutz, Florida 33558 (the "Executive"), and Medical Media Television, Inc. (f/k/a PetCARE Television Network, Inc.), a Florida corporation, maintaining business offices at 8406 Benjamin Road, Suite C, Tampa, Florida 33634 (the "Company").

                             BACKGROUND INFORMATION

      The Company and the Executive are currently parties to an Employment Agreement, dated June 5, 2002 (the "Original Agreement"), and an Amended Employment Agreement dated March 21, 2006 (the "Amended Agreement"). The Company and Executive desire to amend and replace the Original Agreement and the Amended Agreement in their entirety as set forth herein (this "Agreement"). Accordingly, the parties agree as follows:

                              OPERATIVE PROVISIONS

      1. Employment and Term.

      The Company hereby employs Executive and the latter hereby accepts employment by the Company for the period commencing March 1, 2006 (the "Commencement Date") and continuing until terminated by the occurrence of one of the events described in Section 8 hereof (the "Term").

      2. Duties. During the Term of this Agreement, the Executive shall render to the Company services as President and Chief Executive Officer. During the Term, the Executive shall devote his full business attention, time and energies to the operations and affairs of the Company and will use his best efforts to promote the interests and reputations of the Company, provided, however, that the Executive shall devote no less than 40 hours per week to such duties.

      3. Base Compensation. For the services to be rendered by the Executive under this Agreement the Company shall pay him, while he is rendering such services and performing his duties hereunder, and the Executive shall accept as full payment for such services, a base compensation of $150,000, payable in equal installments of $12,500 per month (the "Base Compensation"). Such Base Compensation shall be renegotiated at the end of each fiscal year of the Company during the Term of this Agreement, but Base Compensation shall not be reduced without the written consent of the Executive, which can be withheld in his sole and absolute discretion. Additionally, at the discretion of the Board of Directors, bonuses may be paid to the Executive to reward him for outstanding service to the Company.

      4. Vacation; Fringe Benefits; Reimbursement of Expenses.

      During the Term of this Agreement, the Executive shall be entitled to take such fully paid weeks of vacation as the Company outlines for its executives. The Executive has full discretion on the timing of his vacation. He shall not be entitled to receive monetary or other valuable consideration for vacation time to which he is entitled but does not take.

      During his period of employment hereunder, the Executive shall further be entitled to (a) such leave by reason of physical or mental disability or incapacity and to such participation in medical and life insurance, pension benefits, disability and other fringe benefit plans as the Company may make generally available to its employees from time to time; subject, however, as to such plans, to such budgetary constraints or other limitations as may be imposed by the Company from time to time (major medical insurance and long-term disability policies must be provided to the Executive, whether or not provided to other employees, and must be in a form as is reasonably acceptable to the Executive and the Company) and (b) reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject to such reasonable substantiation requirements as may be imposed by the Company. Such expenses shall include, but not be limited to:

            a. License fees, membership dues in professional organizations, and subscriptions to professional journals;

            b. The Executive's necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips for educational, professional or other related meetings or in connection with other events that contribute to the benefit of the Company;

            c. The Executive's necessary travel and entertainment expenses in connection with in-town events for education, professional and other related meetings that contribute to the benefit of the Company; and

            d. Other expenses as pre-approved;

and (c) the Company shall lease or own the automobile selected and used by the Executive in the conduct of Executive's business, and the Company shall pay for all gas, oil, repairs and maintenance, lease payments (if any), installment purchase payments (if any), allowance for depreciation (if any) and insurance related to such automobile. In no event shall such amounts exceed in the aggregate $600.00 per month.

      5.    Proprietary Interests.

            a. Confidentiality. During or after the expiration of his term of employment with the Company, the Executive shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary or confidential information of the Company received by the Executive by virtue of such employment, without first being in receipt of the Company's written consent to do so; provided that nothing contained herein shall restrict the Executive's use or disclosure of such information known to the public or known to the Executive prior to employment by the Company (other than that which he may have disclosed in breach of this Agreement), or as required by law (so long as the Executive gives the Company prior notice of such required disclosure).

            b. Customer and Employee Information. The Executive acknowledges that all records with respect to customers serviced by the Company or with respect to employees of the Company ("Associated Employees) and lists of customers or proposed customers of the Company, or of Associated Employees, and all personal, financial or business information concerning the customers or proposed customers of the Company or of Associated Employees, obtained by the Executive during the course of the Executive's employment, are valuable and unique and are proprietary assets of the Company. During the Executive's employment by the Company and following the termination thereof, the Executive will not at any time disclose any of the records, lists or information previously described in this subsection, nor utilize the same for any reason not previously authorized in writing by the Company.

            c. Restrictive Covenant.

                        i. Scope of Covenant. The Executive shall not, within
            any state in which the Company does business during the greater of
            (a) a three (3) year period following termination of such employment, or (b) during any period in which he is being paid severance pursuant to this Agreement, for himself, or as an owner, officer, director, agent or employee of, or a consultant for, or on behalf of or in conjunction with, any person, firm, association, partnership or corporation, directly or indirectly, engage in any activity that is in competition with the Company at the time of Executive's termination of his employment or during the term of Executive's employment with the Company. Moreover, during such time, the Executive will not recruit or hire any employee of the Company, or otherwise induce such employee to leave the employment of the Company, to become an employee of or otherwise be associated with Executive or any company or business with which Executive is or may become associated. The parties hereto agree that the terms of his restrictive covenant are reasonably necessary for the protection of the Company's legitimate business interests, and that such terms are the least restrictive terms necessary to protect such legitimate business interests.

                        ii. Divisibility of Covenant Period. If any portion of
            the restrictive covenant contained herein is held to be unreasonable, arbitrary or against public policy, such covenant shall be considered divisible both as to time and geographic area, such that each month within the specified period shall be deemed a separate period of time and each county in each state in which the Company does business shall be deemed a separate geographical area, resulting in an intended requirement that the longest lesser time and largest lesser geographic area determined not to be unreasonable, arbitrary or against public policy shall remain effective and be specifically enforceable against the Executive.

                        iii. Covenant Independent. Each restrictive covenant on
            the part of the Executive set forth in this Agreement shall be construed as a covenant independent of any other covenant or provision of this Agreement or any other agreement which the Executive may have, whether fully performed or executory, and the existence of any claim or cause of action by the Executive against the Company, whether predicated upon another covenant or provision of this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any other covenant.

            d. Court Proceedings. In any action or proceeding by the Company relating to or involving the enforcement of this Section 5, the Executive hereby waives any and all right to a trial by jury with respect to the action, proceeding, or other litigation resulting from or involving the enforcement of this Section 5. Further, in any action or proceeding by the Company to obtain a temporary restraining order and/or preliminary injunction, the Executive hereby agrees to waive the necessity of the Company posting an injunction bond in order to obtain a temporary restraining order and/or preliminary injunction. Should the Company's action for a temporary restraining order and/or motion for preliminary injunction be granted in whole or in part and should the Company be ultimately unsuccessful in obtaining a permanent injunction to enforce the covenant, the Executive hereby waives any and all rights the Executive may have against the Company for any injuries or damages, including consequential damages, sustained by the Executive and arising directly or indirectly from the issuance of the temporary restraining order and/or preliminary injunction.

            e. Indemnification. The Executive hereby agrees to indemnify and hold the Company harmless from and against any losses, claims, damages or expenses, and/or all costs of prosecution or defense of its rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of the foregoing, attorney's fees, and all costs and expenses of litigation, arising from or growing out of the Executive's breach or threatened breach of any covenant contained herein. The Company shall indemnify the Executive to the extent permitted by the Florida Business Corporation Act.

            f. Survival of Covenants. All covenants contained in this Section 5 shall survive the termination of this Agreement.

            g. Company Defined. For purposes of this Section 5, the term "Company" shall include any and all predecessors of the Company.

      6. Remedies for Breach of Obligations. The parties agree that the services of the Executive are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Executive will have access to various types of proprietary information of the Company, which, if released to others or used by the Executive other than for the benefit of the Company, in either case without the Company's consent, could cause the Company to suffer irreparable and continuing injury. Therefore, the obligations of the Executive established under
Section 5 hereof shall be enforceable by the Company both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

      7. Termination of Employment.

            a. Death. The Executive's employment hereunder shall terminate in the event of the Executive's death. In the event of the Executive's death, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination, as well as one year's Base Compensation following the date of such termination. Thereafter, the Company shall be under no further obligation hereunder to the Executive or to his heirs or personal representatives, and the Executive or his heirs or personal representatives no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

            b. Disability. The Company may terminate the Executive's employment hereunder if the Executive becomes "Totally and Permanently Disabled" (as defined below) and remains so for a period of more than twelve months, measured from the first day of the first calendar month occurring after the beginning of such disability (the "Disability"). In the event of such Disability, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination, including all disability benefits payable thereafter pursuant to any disability insurance policy maintained by the Company; and upon the Executive's receipt of such salary and benefits, the Company shall be under no further obligation hereunder to the Executive, and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement. As used herein, the term "Totally and Permanently Disabled" means Executive's inability to perform any substantial duties required of the Executive pursuant to this Agreement.

            c. Termination by the Company for Cause. The Company may terminate the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean any of the following:

                        i. The Executive's repeated willful misconduct or gross
            negligence;

                        ii. The Executive's repeated conscious disregard of his
            obligations hereunder or of any other written duties reasonably assigned to him by the Board of Directors;

                        iii. The Executive's repeated conscious violation of any
            provision of the Company's by-laws or of its other stated policies, standards or regulations;

                        iv. The Executive's commission of any act involving
            fraud or moral turpitude; or

                        v. A determination by an independent medical
            practitioner that the Executive has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates;

provided, however, that if the Board of Directors of the Company desires to terminate the Executive for any of the reasons set forth in: (1) clause (i),
(ii) or (iii) of this Section 8c., the Company, within the 60 day period immediately following each alleged commission of a proscribed act or omission, shall have furnished to the Executive a written description of the allegedly proscribed act or omission and a statement advising him that the Company views such conduct as being of the type which could lead to a termination of the Executive for Cause; (2) clause (ii) or (iii) of this Section 8c., the Board must be able to demonstrate that the Executive has been furnished with a copy of the written duty, by-law provision, policy, standard or regulation, the violation of which the Executive is being accused, at a time prior to the alleged commission of the violation; or (3) clause (iv) or (v) of this Section 8c., the Board shall first be required to obtain an opinion from Company counsel to the effect that there is an adequate basis upon which either such determination may be made. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination, the Company shall be under no further obligation hereunder to the Executive, and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

            d. Termination by the Company Other Than for Cause. The Company may terminate the Executive's employment hereunder at any time without Cause upon 30 days notice to the Executive, and subject, in either event, to the right of the Executive, within such notification period, to effect his own "Good Reason" termination as described in subsection e. below. In the event of either such termination, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination, as well as, in the event that the Executive shall have timely effected a Good Reason termination, those benefits authorized under the provisions of subsection e.; and following his receipt of such salary and benefits, the Company shall be under no further obligation hereunder to the Executive, and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

            e. Termination by the Executive for Good Reason. Notwithstanding anything herein to the contrary, the Executive shall be entitled to terminate his employment hereunder for "Good Reason" without breach of this Agreement. For purposes of this Agreement, "Good Reason" shall exist upon the occurrence of any of the following events or matters, in each case without the Company first being in receipt of the Executive's written consent thereto, and the period of time within which the Executive shall be required to exercise a Good Reason termination of service shall be 30 days, measured from the date upon which he is notified by the Company of such occurrence, or, with respect to the matter identified in subparagraph iii. below, from the date upon which the Executive notifies the Company of his belief that a material breach has occurred:

                        i. A material adverse change in, or a substantial
            elimination of, the duties and responsibilities of the Executive;

                        ii. A material breach by the Company of its obligations
            hereunder; or

                        iii. Receipt by the Executive of the Company's notice
            that it intends to terminate him other than for Cause.

      In the event of a Good Reason termination by the Executive, the Executive shall be entitled to continue to receive from the Company his Base Compensation, his total medical insurance package, and all benefits relating to the use of an automobile as outlined herein, in effect at the time of termination for a period of five years, payable as provided in Section 3(a). Except for such continuing entitlement to compensation following any such termination, and except for any salary and benefits accrued, vested and unpaid as of the date of any such termination, the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement, and the Company shall have no further obligation hereunder to the Executive following any such termination.

            f. Termination by the Executive for Other Than Good Reason. The Executive may terminate his employment hereunder, provided that notice of termination is provided at least one year before the date of such termination. In the event of such termination, the Executive shall be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination; and following his receipt of such salary and benefits to the Company shall be under no further obligation hereunder to the Executive, and the Executive no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

      8. Indebtedness of Executive. If, during the course of his employment, the Executive becomes indebted to the Company for any reason, the Company shall, if it so elects, have the right to set-off and to collect any sums due it from the Executive out of any amounts which it may owe to the Executive for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Executive to the Company shall become immediately due and payable.

      9. Miscellaneous Provisions.

            a. Notice: All notices, consents, joinders and other communications required, permitted or otherwise contemplated hereunder shall be in writing and shall be considered as properly furnished to the recipient if hand delivered or sent by first class, certified or express mail, postage prepaid in all cases and return receipt requested if sent by certified mail; by telegram (with messenger service specified); by courier services, charges prepaid or billed to the sender; or by facsimile transmission through the use of telecopier equipment; in each case to such recipient's published address (or his, her or its published telecopier or telephone number). If the notice is sent by mail, telegraph or courier services, it shall be deemed to have been furnished to the recipient when deposited in the United States mail or with a telegraph office or courier service for delivery thereto or, in the case of facsimile transmission, when dispatched. If a recipient's address or telephone or telecopier number is unpublished, any communication hereunder will be deemed sufficiently furnished if made to the appropriate address appearing in the preamble hereto or to any telephone or telecopier number previously furnished by the recipient. Notice of any change in address or in telephone or telecopier number shall also be furnished in the manner set forth above. Whenever the furnishing of notice is required, the same may be waived by the party entitled to receive such notice.

            b. Assignability: Neither this Agreement nor any right or interest hereunder shall be assignable by the Company or the Executive.

            c. Entire Agreement: This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

            d. Enforceability: If any term or condition or this agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

            e. Application of Law and Venue: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Hillsborough County, Florida.

            f. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal to perform the whole or any part of this Agreement shall be settled by arbitration in Hillsborough County, Florida, in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction hereof. Any decision made by an arbitrator or by the arbitrators under the provision shall be enforceable as a final and binding decision as it if were a final decision or decree of a court of competent jurisdiction. Notwithstanding the foregoing, the Company may enforce its rights pursuant to Section 5 in a court of competent jurisdiction in Hillsborough County, Florida.

            g. Counterparts: This Agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            h. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

            i. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party or parties.

            j. Cancellation of Prior Employment Agreements. The execution of this Agreement by the Executive shall cancel and nullify all other employment agreements to which the Executive is a party.

      IN WITNESS WHEREOF, the parties have executed this Agreement.

THE COMPANY:                                       EXECUTIVE:

MEDICAL MEDIA TELEVISION, INC.


                                                   /s/ Philip M. Cohen
                                                   -----------------------------
                                                   Philip M. Cohen


By: /s/ Donald R. Mastropietro
    ----------------------------------------
Name: Donald R. Mastropietro
Title: Sr. Vice President/CFO